Exhibit 10.26

WEST PHARMACEUTICAL SERVICES, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS

PLAN DOCUMENT

As Amended and Restated Effective as of June 30, 2013

NON-QUALIFIED DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS

(As Amended and Restated Effective June 30, 2013)

The Board of Directors of West Pharmaceutical Services, Inc. (the “Company”) hereby adopts the West Pharmaceutical Services, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors, as amended and restated (the “Plan”), effective June 30, 2013, except as otherwise provided herein. The purpose of the Plan is to defer the receipt of all or a portion of the Directors’ Fees payable to the Company’s Eligible Directors.
The Plan also provides for the crediting, using a separate account, of stock equivalents (the “Stock Equivalents”) that (i) are awarded to a Director under the West Pharmaceutical Services, Inc. Stock-Equivalents Compensation Plan for Non-Employee Directors (the “Stock-Equivalents Plan”), (ii) were credited to the Director pursuant to the conversion of the Director’s benefit under the Company’s Retirement Plan for Non-Employee Directors under the terms of the Stock-Equivalents Plan, or (iii) were awarded as Stock Units under the Company’s 2004 Stock-Based Compensation Plan or any Omnibus Incentive Compensation Plan (each an “Omnibus Plan”) designated by the Board. Finally, the Plan provides for the crediting of Deferred Stock and stock-settled Stock Units awarded under an Omnibus Plan.
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1.
Eligible Directors. Duly elected members of the Board of Directors of the Company (“Directors”) eligible to participate in this Plan shall be those Directors who are not officers or employees of the Company or any of its subsidiaries as defined in section 425(f) of the Internal Revenue Code of 1986, as amended.

2.
Deferrable Compensation. An Eligible Director may elect to defer all or any part or none of the compensation payable to such Eligible Director by the Company for services rendered as a Director (“Directors’ Fees”).

3.
Crediting of Stock Equivalents. An Eligible Director shall also be credited with any Stock Equivalents awarded or credited to the Director under the Stock-Equivalents Plan and Stock Units credited under an Omnibus Plan, in accordance with the terms and conditions contained therein.

4.
Crediting of Stock-Settled Awards. An Eligible Director shall also be credited with any shares of Deferred Stock or stock-settled Stock Units awarded to the Director under the Omnibus Plan (“Stock-Settled Awards”), or any successor plan thereto, in accordance with the terms and conditions contained therein.

5.	Election to Defer.

a)
An Eligible Director who desires to defer payment of his or her Directors’ Fees in any calendar year shall notify the Company’s Secretary in writing on or before December 31 of the prior year, stating how much of his or her Directors’ Fees shall be deferred. Except as provided in Sections 5(b) or 5(c), an election so made shall be irrevocable and shall apply to payments made in each calendar year thereafter until the Director shall, on or before December 31, notify the Company’s Secretary in writing that a different election shall apply to the following calendar years. Any such election shall likewise continue in effect until similarly changed.

b)
By notifying the Company in writing, an Eligible Director may cancel (but not postpone) his or her deferral election, if either the Eligible Director experiences an “unforeseeable emergency” within the meaning of Section 409A of the Code. Future elections to defer are subject to Section 5(a).

c)
An Eligible Director may cancel (but not postpone) his or her deferral election, if he or she experiences a Disability, provided that the Eligible Director notifies the Company in writing by the later of the date that is 2½ months following the date such Director incurred a Disability or the end of the calendar year containing the year in which the Director incurred a Disability. For purposes of this Section 5(c), a “Disability” is any medically determinable physical or mental impairment resulting in the service provider’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

6.	Non-Deferred Compensation. Any Directors’ Fees that are not deferred under this Plan shall be paid in line with normal Company policy.

7.	Deferred Compensation Accounts.

a)	Credits.

i)
Pre-2014 Amounts. With respect to deferrals made on or before December 31, 2013, at the time that a Director makes an election to defer under Paragraph 5 above, the Director shall also indicate whether the amount he or she chooses to defer shall be credited to an “A” Account or to a “B” Account, as described below. The Company shall then establish such an Account for that Director. The Company shall also establish a “C” Account for purposes of crediting Stock Equivalents awarded or credited under the Stock-Equivalents Plan and Stock Units awarded under an Omnibus Plan and a “D” Account for purposes of crediting Stock-Settled Awards.

ii)	Post-2013 Amounts. All deferrals made on or after January 1, 2014, shall automatically be deemed invested in the “D” Account and distributable solely in shares of Company Stock.

iii)	Accounts.

(A)
“A” Account. If a Director elects an “A” Account, his or her account shall be credited on the last business day of each calendar quarter with the amount of his or her Directors’ Fees earned during that quarter but deferred pursuant to Paragraph 5.

(B)
“B” Account. If a Director elects a “B” Account, his or her account shall be credited on the last business day of each calendar quarter with a number of Stock Equivalents equal to that number (including fractions) obtained by dividing the amount of his or her Directors’ Fees earned during that quarter but deferred under Paragraph 5, by the Fair Market Value of the Company’s common stock (the “Common Stock”) on the last business day of such calendar quarter.

(C)	“C” Account. A Director’s “C” Account shall be credited, from time to time, with the Stock Equivalents, if any, that are awarded to the Director under the Stock-Equivalents Plan.

(D)	“D” Account. A Director’s “D” Account shall be credited, from time to time, with Stock-Settled Awards, if any, that are awarded under an Omnibus Plan.

(E)
Grandfathering of Pre-2005 Amounts. Each “A,” “B,” and “C” Account shall be divided into separate book accounts to reflect (I) amounts earned and vested on or before December 31, 2004 and the earnings credited thereon (“Grandfathered Amounts”), and (II) amounts earned and vested on or after January 1, 2005 and the earnings credited thereon (“Grandfathered Amounts”)

iv)
“Fair Market Value” (for all purposes of this Plan) shall mean the reported closing asked price of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value.”

b)	Earnings. In addition, the Company shall credit the indicated Account as follows:

i)
“A” Account. As of January 1, April 1, July 1 and October 1 of each year, the Company shall credit, as earnings to each “A” Account established on behalf of a Director, an amount equal to a percentage of the balance in each such “A” Account at the end of the preceding calendar quarter, determined without regard to any additions made to such “A” Account as of the last business day of that calendar quarter. Such percentage shall be equal to one-fourth of the prime rate of interest at the Company’s principal commercial bank in effect on the last day of such quarter.

ii)
“B” Account. As of January 1, April 1, July 1 and October 1 of each year, the Company shall credit as earnings to each “B” Account, an additional number of Stock Equivalents. The number of additional Stock Equivalents to be credited shall be determined by dividing the dividends paid during the preceding calendar quarter with respect to the number of shares of Common Stock equal to the Stock Equivalents in the “B” Account on the relevant dividend record dates, by the Fair Market Value of the on the such dividend record date.

iii)
“C” Account. As of January 1, April 1, July 1 and October 1 of each year, the Company shall credit as earnings to each “C” Account an additional number of Stock Equivalents. The number of additional Stock Equivalents to be credited shall be determined by dividing the dividends paid during the preceding calendar quarter with respect to the number of shares of Common Stock equal to the Stock Equivalents in the “C” Account on the relevant dividend record dates, by the Fair Market Value of the Common Stock on such dividend record date.

iv)
“D” Account. As of January 1, April 1, July 1 and October 1 of each year, the Company shall credit as earnings to each “D” Account an additional number of shares of Stock-Settled Awards. The number of additional shares of Stock-Settled Awards to be credited shall be determined by dividing the dividends paid during the preceding calendar quarter with respect to the number of shares of Common Stock equal to the Stock-Settled Awards in the “D” Account on the relevant dividend record dates, by the Fair Market Value of the Common Stock on such dividend record date.

8.
Adjustments. In the event of any change in the Common Stock, the value and attributes of each Stock Equivalent and Stock-Settled Award shall be appropriately adjusted consistent with such change to the same extent as if such Stock Equivalents or Stock-Settled Awards were instead, issued and outstanding shares of Common Stock. A change referred to in this Paragraph includes, without limitation, a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock

9.
Payment of Deferred Compensation. The balance in a Director’s Account shall be determined on the day on which he or she ceases to be a Director of the Company, whether by reason of death, resignation, removal, failure of re-election, or otherwise (“Termination Date”).

a)	Balances of each Account shall be determined as follows:

i)	The balance in a Director’s “A” Account shall be the dollar amount credited to such Account as of the Termination Date adjusted for earnings through the distribution date.

ii)
The balance in a Director’s “B” and “C” Accounts shall be the amount that would be derived if shares of Common Stock equal in number to the Stock Equivalents credited to such Account as of the Termination Date were sold at Fair Market Value on the distribution date.

iii)
The balance in a Director’s “D” Account shall be the number of Stock-Settled Awards credited to such Account as of the distribution date (inclusive of additional shares credited due to dividends payable under Section 7).

b)
Subject to a Director’s election to receive his or her distribution in an alternate form and method as permitted pursuant to Section 9(d), a Director shall receive the balance in each of his or her Accounts in ten equal installments.

i)
For Amounts Deferred and Vested on or before December 31, 2013, the first installment shall be paid on the January 15 immediately following the Termination Date, and the others shall be paid on January 15 of the second through tenth years following the Termination Date. Amounts shall be adjusted for earnings and losses as described in Section 9(c).

ii)
For Amounts Deferred and Vested on or after January 1, 2014, the first installment shall be paid as soon as practicable following the Termination Date but in no event later than the second business day following the Termination Date and in no event shall the payment be made later than December 31 of the year of the Director’s Termination Date. All other installments shall be made on the anniversary of the Director’s Termination Date (or first business day following such anniversary) of the second through tenth years following the Termination Date. Amounts shall be adjusted for earnings and losses as described in Section 9(c).

c)	Crediting of Earnings and Losses during Installment Period. Earnings during the period between a Director’s Termination Date and distribution of each installment shall be credited as follows:

i)
For active Directors as of June 30, 2013, each Director shall elect whether all or a portion of the amounts credited to his or her “B” and “C” Account as of such Director’s Termination Date shall be either (i) deemed invested in the Director’s “D” Account and distributable in Company Stock or (ii) increased by earnings that would have been credited to the remaining balance if it had been held in an “A” Account during the year. Any other shares credited to the Director’s “D” Account upon his Termination shall only be increased to reflect dividends paid on the underlying Stock-Settled Awards under Section 5(b).

ii)	For Directors who begin service on or after July 1, 2013, each Director shall have all of his amounts deemed invested in the “D” Account and distributable solely in shares of Company Stock.

d)
Method of Distribution Elections. A Director may make an election to receive a distribution of his or her Accounts in lump sum or other annual installment form to the extent permitted by this Section 9(d),

i)
With respect to Grandfathered Amounts, a Director may make an election to receive a single, lump sum payment of the balance in a Director’s Accounts. Such lump sum election is revocable, but must be made no later than December 31 of the year before the year of a Director’s Termination Date.

ii)
With respect to Non-Grandfathered Amounts, a Director may make an irrevocable election to receive either (I) a single, lump sum payment of the balance in a Director’s Accounts or (II) annual installments for a period between two and nine years, which shall be payable in the same amount and in the same time and manner described in Section 9(b). Such election must be made on or before the later of (a) December 31, 2008, or (b) the date a Director submits his initial deferral and form of payment election for participation in the Plan, which date shall be no later than 30 days following the Director’s initial eligibility to participate in the Plan.

iii)
For Amounts Deferred and Vested on or before December 31, 2013, if the Director makes a lump sum election pursuant to this Section 9(d), (I) the balance in a Director’s “A” Account shall be distributed in a cash lump sum, (II) the balance in a Director’s “B” Account and “C” Account shall be paid to him or her in a cash or Company Stock lump sum (as elected by the Director on or before June 30, 2013) payable during the month following the Termination Date (or January 15, 2009, if later), and (III) the balance in a Director’s “D” Account, as determined above, shall be paid to him or her by the issuance of shares of Common Stock plus cash equal to the fair market value of any partial shares of Stock-Settled Awards credited to such Director’s “D” Account during the month following the Termination Date (or January 15, 2009, if later).

iv)
For Amounts Deferred and Vested on or after January 1, 2014, if the Director makes a lump sum election pursuant to this Section 9(d), (I) the balance in a Director’s “A” Account shall be distributed in a cash lump sum, (II) the balance in a Director’s “B” Account, “C” Account and “D” shall be paid to him or her by the issuance of shares of Common Stock plus cash equal to the fair market value of any amounts credited to such Accounts shall be paid as soon as practicable following the Termination Date but in no event no later than the second business day following the Termination Date and in no event shall the payment be made later than December 31 of the year of the Director’s Termination Date.

10.
Designation of Beneficiary. If a Director dies before receiving the entire balance of his or her Accounts, any balance remaining in the Accounts shall be paid in a cash or Company Stock lump sum (as elected under Section 9) to the Director’s designated beneficiary during the year of the Director’s death. If the Director has not designated a beneficiary in writing to the Company’s Secretary, then the balance shall be paid to the Director’s estate. Any designation of beneficiary may be revoked or modified at any time by the Director.

11.
Unsecured Obligation of Company. The Company’s obligations to establish and maintain Accounts for each electing Eligible Director and to make payments of deferred compensation to such Eligible Director under this Plan shall be the general unsecured obligations of the Company. The Company shall have no obligation to establish any separate fund, purchase any annuity contract or in any other way make special provision or specially earmark any funds for the payment of any amounts called for under this Plan. Neither this Plan nor any actions taken under or pursuant to this Plan shall be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Eligible Director, his or her designated beneficiary, executors or administrators, or any other person or entity. If the Company chooses to establish such a fund or purchase such an annuity contract or make any other arrangement to provide for the payment of any amounts called for under this Plan, such fund, contract or arrangement shall remain part of the general assets of the Company. No person claiming benefits under this Plan shall have any right, title, or interest in or to any such fund, contract or arrangement.

12.
Withholding of Taxes. The rights of a Director to payments under this Plan shall be subject to the Company’s obligations, if any, to withhold from such payments all applicable federal, state, local or foreign withholding taxes.

13.
Non-Assignability. Except as described in Paragraph 10, no portion of a Director’s Account may be assigned or transferred in any manner, and no Account shall be subject to anticipation or to voluntary or involuntary alienation.

14.	Amendments and Termination.

a)
The Plan may be amended at any time by the entire Board of Directors or by a Committee designated by the Board of Directors. The Board or Committee may amend or terminate the Plan at any time; provided that no amendment may be made without:

i)
the appropriate approval of the Company’s shareholders if such approval is necessary to comply with any tax or other regulatory requirement, including any shareholder approval required as a condition to the exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder (the “Exchange Act”); or

ii)	the Director’s consent, if such amendment would adversely impair or affect any rights or obligations of the Director under the Plan.

b)
Prior Shareholder and Eligible Director Approval. Anything herein to the contrary notwithstanding, the Board may amend the Plan without the consent of Eligible Directors or shareholders to comply with the requirements of Rule 16b-3 issued under the Exchange Act, or any successor rules promulgated by the Securities and Exchange Commission.

15.
Restatement Effective Date. The Plan as amended and restated herein shall be effective with respect to Director’s Fees, Stock Equivalents, Stock Units and Stock-Settled Awards payable on or after June 30, 2013.